Exhibit 32
Certification of Principal Executive Officer and Principal Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
Jack Kopnisky, Chief Executive Officer and Beatrice Ordonez, Chief Financial Officer of Sterling Bancorp (the “Company”) each certify in his capacity as an officer of the Company that they have reviewed the Quarterly Report on Form 10-Q for the six months ended June 30, 2021 and that to the best of their knowledge:

(1)the report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company

Date:	July 30, 2021	By:	/s/ Jack Kopnisky
Jack Kopnisky
Chief Executive Officer, President, and Director
(Principal Executive Officer)

Date:	July 30, 2021	By:	/s/ Beatrice Ordonez
Beatrice Ordonez
Executive Vice President and Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)
A signed original of this written statement required by Section 906 has been provided to Sterling Bancorp and will be retained by Sterling Bancorp and furnished to the Securities and Exchange Commission or its staff upon request.